Exhibit 10.1

FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT

BETWEEN

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AND

RICHARD POULTON

WHEREAS, Allscripts Healthcare Solutions, Inc. (the “Company”) and Richard Poulton (“Executive”) previously entered into an Employment Agreement dated October 29, 2012 (the “Agreement”); and

WHEREAS, the Company and Executive wish to amend the Agreement to provide certain enhanced severance benefits thereunder.

NOW THEREFORE, BE IT RESOLVED, that effective as of July 31, 2020 (the “Effective Date”), the Agreement is amended as follows:

1.Section 4.5.1(i) is amended to read as follows:

(i)

an amount equal to two (2) times Executive’s Base Salary plus Executive’s Target Performance Bonus, payable in twenty-four (24) equal monthly installments commencing on the Termination Date, such amount to be payable regardless of whether Executive obtains other employment and is compensated therefor (but only so long as Executive is not in violation of Section 5 hereof) (with the first two installments to be paid on the sixtieth (60th) day following the Termination Date and the remaining twenty-two (22) installments being paid on the twenty-two (22) following monthly anniversaries of such date);

2.Section 4.5.1(ii) is amended to read as follows:

(ii)

Continuation of Executive’s then current enrollment (including family enrollment, if applicable) in all health and/or dental insurance benefits set forth in Section 3.3.2 for a period of twenty-four (24) months following the Termination Date, with Executive’s contribution to such plans as if Executive were employed by Company, such contributions to be paid by Executive in the same period (e.g. monthly, bi-weekly, etc.) as all other employees of Company (but deductions from Executive’s monthly severance payments may be deemed acceptable for this purpose in the discretion of Company); provided, however that Company may terminate such coverage if payment from Executive is not made within the COBRA grace period or ten (10) days of the date on which Executive receives written notice from Company that such payment is due, whichever period ends later; and provided, further, that such benefits may be discontinued earlier to the extent that Executive becomes entitled to comparable benefits from a subsequent employer; in addition, this benefit is contingent upon timely election of COBRA continuation coverage, continued eligibility for COBRA continuation coverage, and will run concurrent with the COBRA period; and

3.Except as provided herein, the Agreement remains in effect as drafted.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

EXECUTIVE
/s/ Rick Poulton By: Richard Poulton ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. /s/ Tejal Vakharia By: Tejal Vakharia Title: EVP, General Counsel

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